Exhibit 10.3

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT (LIGHTHOUSE)

by and among

LIGHTHOUSE CARE CENTERS, LLC

and the other Sellers identified herein,

as Sellers,

and

HORIZON HEALTH CORPORATION,

as Purchaser

Dated as of January 30, 2006

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT (LIGHTHOUSE)

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (LIGHTHOUSE) (this “First Amendment”) is made and entered into as of January 30, 2006, by and among LIGHTHOUSE CARE CENTERS, LLC, a Delaware limited liability company, and the other SELLERS identified on the signature page hereto (collectively, “Sellers”), and HORIZON HEALTH CORPORATION, a Delaware corporation (“Purchaser”). Sellers and Purchaser are sometimes collectively referred to herein as the “Parties.”

WHEREAS, Sellers and Purchaser entered into that certain Asset Purchase Agreement (Lighthouse), dated as of December 9, 2005 (the “Purchase Agreement”), which provides for the purchase of substantially all of the assets of the Sellers by Purchaser; and

WHEREAS, Sellers and Purchaser desire to amend the Purchase Agreement to reflect certain changes in the terms of the transactions contemplated by the Purchase Agreement, as further described herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and in the Purchase Agreement, the Parties agree as follows:

1. Amendment to Purchase Agreement. Notwithstanding any provision of the Purchase Agreement to the contrary, Sellers and Purchaser hereby agree that:

(a) All references in the Purchase Agreement to the Focus Purchase Agreement shall be deemed to be references to that certain Amended and Restated Asset Purchase Agreement (Focus) dated as of January 30, 2006, by and among Purchaser and the Focus Entities (as defined in the Purchase Agreement), as amended or restated from time to time.

(b) Section 1.1 of the Purchase Agreement is hereby amended to add a new subsection (ee), which shall read as follows:

“(ee) “Government Programs” means the Medicare, Medicaid and TRICARE programs and any other Federal health care programs as defined in 42 U.S.C. § 1320a-7b(f);”

(c) Section 1.2(f) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(f) all accounts, notes, interest and other receivables of any Seller, billed and unbilled, recorded and unrecorded, and all claims, rights, interests and proceeds related thereto, including all accounts and other receivables arising from the rendering of services or the provision of medicine, drugs or supplies to patients at any Facility, and including all accounts or receivables arising or payable under any Government Program (the “Accounts Receivable”);”

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(d) Section 1.3(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(c) [Reserved];”

(e) Section 1.12(b) of the Purchase Agreement is hereby amended by changing the date of “November 30, 2005” to “December 31, 2005” on the third line thereof.

(f) Section 4.10 of the Purchase Agreement is hereby amended to delete the second sentence thereof in its entirety.

(g) Section 9.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“9.5 Collection of Receivables. In order to protect the ownership by Purchaser of all Accounts Receivable and to facilitate the receipt by Purchaser of the proceeds of the Accounts Receivable from time to time as requested by Purchaser, Sellers shall send notices to the account debtors on the Accounts Receivables in the form or forms specified by Purchaser (and reasonably acceptable to Sellers’ counsel) directing the account debtors to make payments on such Accounts Receivables to such location or locations as are specified in the notices. Sellers agree to cause each financial institution that maintains any Deposit Account (hereafter defined) to have its records reflect that only those Persons designated by Purchaser are authorized to make withdrawals or otherwise transfer funds from any depository account maintained by any Seller at any financial institution to which payments (“Payments”) on any Accounts Receivable are credited (“Deposit Account”), whether such Payments are made by check or other instrument payable to any Seller (each a “Check Payment”) that are delivered to a lockbox or Deposit Account or by a funds transfer within the meaning of Article 4A of the Texas Uniform Commercial Code (“Funds Transfer”); and such financial institutions are irrevocably authorized to transfer funds from such Deposit Accounts pursuant to the instructions of such designees. Any financial institution receiving any Check Payment through lockbox or otherwise may endorse the Check Payment in the name of the relevant Seller that is the payee in blank or to Purchaser immediately upon receipt and, without crediting such Check Payment to any account of any Seller, deposit such Check Payment in an account maintained by Purchaser. Any financial institution receiving a Funds Transfer may, to the extent not prohibited by law, credit such Funds Transfer to an account maintained by Purchaser rather than to the Deposit Account specified in the payment order related to such Funds Transfer. Sellers agree (a) that so long as any of them holds or is deemed to hold any proceeds of such Accounts Receivable, such proceeds shall be held in trust for Purchaser and shall not be commingled with any property of any Seller, (b) to deliver to Purchaser or such other Person as may be specified by Purchaser such proceeds promptly upon demand by Purchaser, and (c) to notify each financial institution that may receive any such proceeds for credit to any Deposit Account that no Seller claims any interest therein and that all such proceeds are

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the exclusive property of Purchaser. To the extent any Deposit Account is the “pay to” account designated as such with any payor of any Accounts Receivable, Sellers shall keep each such Deposit Account open and in existence until the expiration of two hundred seventy (270) days after the Effective Time or such earlier date as is approved by Purchaser in writing, and shall take no action to change such “pay to” account designation except as directed in writing by Purchaser. Effective from and after the Effective Time, Purchaser has the right to attempt to collect, at no cost to Sellers but in Sellers’ names if Purchaser deems appropriate, all Accounts Receivable, and, to the extent necessary to effect collection Sellers appoint Purchaser as Sellers’ exclusive collection agent with respect to such Accounts Receivables.”

(h) The term “Government Receivables” as used in the Purchase Agreement shall mean all accounts receivable arising or payable to any Seller under any Government Program.

(i) The first sentence of Section 9.4 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Subject to Section 9.5, after Closing, Sellers and Purchaser agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by the other as a result of the Closing.”

(j) A new Section 9.10 is hereby added to the Purchase Agreement, which Section 9.10 reads in its entirety as follows:

“9.10 Certain Excluded Assets. After the Closing, Purchaser agrees to attempt to collect on Sellers’ behalf, and at no cost to Sellers, those certain accounts receivable listed at item 2 on Schedule 1.3(m) (the “Excluded Government Receivables”). Purchaser shall apply to the collection of the Excluded Government Receivables pursuant to this Section 9.10 the level of diligence, effort and resources that Purchaser ordinarily and customarily applies in the collection of its own accounts receivable; provided, however, that (a) Purchaser does not guarantee the extent to which any Excluded Government Receivables will be collected, (b) Purchaser shall not be required to institute any legal or other proceedings to collect any Excluded Government Receivables, (c) Purchaser shall not be obligated to incur any costs and expenses payable to third parties in any such collection efforts, and (d) the methods of collecting Excluded Government Receivables shall at all times be within the reasonable discretion of Purchaser and in accordance in all material respects with applicable law.”

2. Ratification; Conflicts. As amended by this First Amendment, the parties hereby ratify and confirm the Purchase Agreement in all respects, except that if any provision of this First Amendment conflicts either expressly or by necessary implication with any provision of the Purchase Agreement, this First Amendment shall take precedence.

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3. General Provisions.

(a) Definitions. Capitalized terms used in this First Amendment that are not expressly defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

(b) Entire Agreement. As amended by this First Amendment, the Purchase Agreement contains the entire understanding between Sellers and Purchaser with respect to the subject matter thereof and supersedes all prior or contemporaneous agreements, understandings, representations and statements, oral or written, between Sellers and Purchaser with respect to such subject matter.

(c) Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas as applied to contracts made and to be performed entirely within the State of Texas and without regard to conflicts-of-laws principles that would require the application of any other law. The Parties hereby waive their right to assert in any proceeding involving this First Amendment that the law of any other jurisdiction shall apply to such dispute; and the Parties hereby covenant that they shall assert no such claim in any dispute arising under or in connection with this First Amendment or the transactions contemplated hereby.

(d) Execution of Amendment. This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this First Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this First Amendment as to the Parties and may be used in lieu of the original First Amendment for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, this First Amendment has been executed and delivered as of the day and year first above written.

LIGHTHOUSE CARE CENTERS, LLC,		LIGHTHOUSE CARE CENTERS OF
a Delaware limited liability company		SOUTH CAROLINA, LLC,
a South Carolina limited liability company

By:	/s/ CHARLES E. JABALEY	By:	/s/ CHARLES E. JABALEY
Name:	Charles E. Jabaley	Name:	Charles E. Jabaley
Title:	President	Title:	President

LIGHTHOUSE CARE CENTERS OF		CONWAY INVESTMENT ASSOCIATES,
BERKELEY COUNTY, LLC, a South		LLC, a South Carolina limited liability company
Carolina limited liability company

By:	/s/ CHARLES E. JABALEY	By:	/s/ CHARLES E. JABALEY
Name:	Charles E. Jabaley	Name:	Charles E. Jabaley
Title:	President	Title:	President

LIGHTHOUSE CARE CENTERS OF		AUGUSTA INVESTMENT ASSOCIATES,
OCONEE COUNTY, LLC, a South Carolina		LLC, a Georgia limited liability company
limited liability company

By:	/s/ CHARLES E. JABALEY	By:	/s/ CHARLES E. JABALEY
Name:	Charles E. Jabaley	Name:	Charles E. Jabaley
Title:	President	Title:	President

LIGHTHOUSE CARE CENTERS OF		LIGHTHOUSE CARE CENTERS OF
GEORGIA, LLC, a Georgia limited liability		FLORIDA, LLC, a Florida limited liability
company		company

By:	/s/ CHARLES E. JABALEY	By:	/s/ CHARLES E. JABALEY
Name:	Charles E. Jabaley	Name:	Charles E. Jabaley
Title:	President	Title:	President

JEFFERSON CITY MEDICAL		PURCHASER:
INVESTORS, LLC, a Delaware limited		HORIZON HEALTH CORPORATION,
liability company		a Delaware corporation

By:	/s/ CHARLES E. JABALEY	By:	/s/ DONALD W. THAYER
Name:	Charles E. Jabaley	Name:	Donald W. Thayer
Title:	President	Title:	Executive Vice President

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (LIGHTHOUSE) – Signature Page 1

ACKNOWLEDGMENT OF SELLER REPRESENTATIVE

The undersigned, being the Successor Representative designated pursuant to Section 1.14 of the Purchase Agreement, hereby acknowledges this First Amendment and agrees that it remains bound by the terms of the Purchase Agreement, as amended by this First Amendment, as the Seller Representative thereunder. This Acknowledgment is executed and delivered as of the date first set forth above.

SELLER REPRESENTATIVE, LLC,
a Tennessee limited liability company

By:	/s/ BYRON DEFOOR
Name:	Byron DeFoor
Title:	Manager

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (LIGHTHOUSE) – Signature Page 2